EXHIBIT 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Deborah A. O’Connor and Pamela R. Schneider, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of a Registration Statement on Form S-8 (the “Registration Statement”) in respect of the 2022 ACCO Brands Corporation Incentive Plan and any and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of ACCO Brands Corporation and the names of the undersigned, individually and in his or her capacity as a director of ACCO Brands Corporation, to such Registration Statement and all amendments or post-effective amendments thereto:

Signature	Title	Date

/s/ Gina R. Boswell Gina R. Boswell	Director	May 17, 2022

/s/ Kathleen S. Dvorak Kathleen S. Dvorak	Director	May 17, 2022

/s/ Pradeep Jotwani Pradeep Jotwani	Director	May 17, 2022

/s/ Robert J. Keller Robert J. Keller	Director	May 17, 2022

/s/ Ron Lombardi Ron Lombardi	Director	May 17, 2022

/s/ E. Mark Rajkowski E. Mark Rajkowski	Director	May 17, 2022